Tel-Instrument Electronics Corp Appoints BDO Seidman as Its Auditors

Carlstadt, NJ-December 13, 2002-Tel-Instrument Electronics Corp, announced that it has appointed BDO Seidman LLP as its independent auditors effective immediately.

The Company previously filed a report on Form 8-K, which report stated that the decision was not the result of any disagreement between the Company and its previous auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The prior auditors filed a letter stating that it agreed with the foregoing statement.

The change in independent auditors was recommended by the Company's Audit Committee and approved by its board of directors.

Tel-Instrument is a leading designer and manufacturer of avionics test and measurement solutions for the global commercial air transport, general aviation, and government/military aerospace and defense markets. Tel-Instrument provides instruments to test, measure, calibrate and repair a wide range of airborne navigation and communication equipment. For further information please visit our website at www.telinstrument.com.

The Company's stock is traded in the NASDAQ System under the symbol TINE.

Contact: Mr. Joseph P. Macaluso
         201-933-1600